Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of this 2nd day of May, 2008, by and between Veri-Tek International, Corp., a Michigan corporation (the “Company”), the individuals listed on Schedule A hereto (each individual, a “Holder,” and collectively the “Holders”), and Michael Azar as the “Holders’ Representative.”

RECITALS

WHEREAS, in connection with the Company’s acquisition of all of the issued and outstanding membership interests of Quantum Value Management, LLC and pursuant to that certain Purchase Agreement, dated May 16, 2006, by and among the Company, Quantum Value Management, LLC, and the Holders, the Company entered into a Non-Negotiable Subordinated Promissory Note, dated July 3, 2006 (the “Note”), pursuant to which it promised to pay to the Holders’ Representative as escrow agent for, and for further distribution to, the Holders an aggregate amount equal to $1,072,243 together with interest thereon;

WHEREAS, the total amount of accrued and unpaid interest under the Note as of the date hereof is $4,765.53 (the “Total Interest”);

WHEREAS, each Holder is the payee of the percentage of the Total Interest set forth on Schedule A hereto, which amount shall be referred to as the “Interest” of each respective Holder;

WHEREAS, the principal amount outstanding under the Note as of the date of this Agreement is $1,072,243 (the “Total Debt”);

WHEREAS, each Holder is the payee of the percentage of the Total Debt set forth on Schedule A hereto, which amount shall be referred to as the “Debt” of each respective Holder;

WHEREAS, the Company desires to pay in cash to each Holder an amount equal to his Interest as listed on Schedule A hereto;

WHEREAS, each Holder desires to exchange his Debt for the number of shares of common stock of the Company, no par value (the “Common Stock”) listed on Schedule A hereto (the “Shares”);

WHEREAS, the number of Shares issuable to each Holder was determined by dividing the amount of such Holder’s Debt by the average closing price per share of the Company’s Common Stock for the twenty (20) consecutive Trading Days immediately preceding March 18, 2008, which amount was rounded up to the nearest whole number of shares;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

AGREEMENT

1. Recitals. The above recitals are incorporated herein by reference.

2. Representations and Warranties of the Holders. Each Holder represents and warrants to the Company as follows:

(a) Holder owns and holds his Debt, free and clear of any liens or encumbrances and has full power and authority to transfer and dispose of his Debt, free and clear of any liens or encumbrances.

(b) Holder has the requisite power and authority to enter into and perform his obligations under this Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

(c) The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby will not result in a violation of any agreements of the Holder.

(d) This Agreement has been duly authorized, executed, and delivered by the Holder and, upon due execution and delivery by the Holder, will constitute, legal, valid, and binding obligations enforceable against the Holder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, and other similar laws of general application affecting creditors’ rights, and except as enforcement may be limited by general equitable principles.

(e) Holder understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Shares as principal for his own account and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Shares in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of the Shares in violation of the Securities Act or any applicable state securities law. Holder does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

(f) Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g) Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with management of the Company and has had an opportunity to view the Company’s facilities. Holder acknowledges that (i) except for the matters that are expressly covered by the Agreement, Holder is relying on his own investigation and analysis in entering into the Agreement and consummating the transactions contemplated thereby, (ii) Holder is sophisticated and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as Holder has deemed necessary in connection with the execution, delivery and performance of the Agreement, (iii) Holder has reviewed the Disclosure Materials, and (iv) the Company makes no representation or warranty to Holder other than as expressly made in this Agreement, including, without limitation, with respect to any projections, estimates or budgets heretofore delivered or made available to Holder concerning future revenues, expenses, expenditures or results of operations of the Company and Holder is consummating the transactions contemplated by the Agreement without any representation or warranty, express or implied, by the Company or any of its advisors or affiliates, except as expressly set forth in this Agreement.

(h) It is understood that each certificate representing the Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

3. Representations and Warranties by the Company. The Company represents and warrants to each Holder as follows:

(a) The Company has all requisite corporate power and authority to enter into and perform this Agreement, and to issue the Shares to each Holder.

(b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not result in a violation of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof, the Company’s Amended and Restated Bylaws, as amended and as in effect on the date hereof, or any other agreements of the Company.

(c) This Agreement has been duly authorized, executed, and delivered by the Company and, upon due execution and delivery by the Company, will constitute, legal, valid, and binding obligations enforceable against the Company in accordance with its terms.

(d) The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and such Shares will be free and clear of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state or federal securities laws.

4. The Exchange. At the Closing (as defined below), the Company will pay to each Holder the amount of Interest owed to each Holder and instruct its transfer agent to issue to each Holder, the Shares in exchange for the Total Debt, which shall be surrendered by the Holders (the “Exchange”).

5. The Closing. The Exchange will occur at the offices of the Company on the date of execution of this Agreement, or at such other time, place, and manner agreed upon by the Company, the Holders, and the Holders’ Representative (the “Closing”). The following events will take place at Closing:

(a) Interest Payment. The Company will deliver to each Holder a check for the amount of Interest set forth opposite such Holder’s name on Exhibit A.

(b) Issuance of the Shares. The Company will instruct its transfer agent to issue and deliver to each Holder certificates evidencing the Shares issuable to such Holder set forth opposite his name on Exhibit A, registered in the name of such Holder, against delivery by the Holders’ Representative of the Note.

(c) Delivery of Consideration. The Holders’ Representative will deliver to the Company, the Note and any other instruments representing the Total Debt. Notwithstanding the foregoing, in the event that the Note or any other instrument representing the Total Debt has been lost or destroyed (“Lost Debt”), the Company in its sole discretion may waive the requirement that such Lost Debt be delivered in accordance with this Section, in which case (a) such Lost Debt shall be automatically cancelled and of no further force or effect as of the Closing, (b) each Holder and his assigns, shall at all times indemnify and hold harmless the Company, its directors, officers, employees or agents and any person acting on behalf of or at the request of the Company, together with any successors and assigns of any of the foregoing, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, counsel fees, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (i) by reason of any claim which may be made in respect of the Lost Debt, and (ii) by reason of payment for or transfer, exchange or delivery of the Lost Debt, and (c) the Holders’ Representative (or any of the Holders) shall immediately surrender the Lost Debt to the Company for cancellation without consideration should such Lost Debt at any time hereafter come into his possession or control.

(d) Documents. All certificates, opinions, instruments, schedules, and other documents referenced in this Agreement will be executed and/or delivered, as necessary. Each Holder shall, after Closing, do all things and execute and deliver all documents reasonably requested by the Company to effectuate the transactions contemplated by this Agreement.

6. Company Registration.

(a) If the Company determines to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 (the “Act”) of any of its equity securities, other than pursuant to (i) a registration statement on Forms S-4 or S-8 (each as promulgated under the Securities Act) or any successor or substantially similar forms, (ii) a registration on any form that does not permit secondary sales, or (iii) a registration statement relating to secondary sales of any securities purchased from the Company for cash in which the registration rights agreement entered into by the Company in connection therewith prohibits the inclusion of the Shares in such registration statement, the Company will:

i. promptly give to each Holder written notice thereof in accordance with Section 7(b); and

ii. use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all of the Shares specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company in accordance with Section 7(b). Such written request may specify all or a part of a Holder’s Shares be included in the registration described in the notice.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i). In such event, the right of any Holder to registration pursuant to this Section 6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Shares through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form requested by the representative of the underwriter or underwriters selected by the Company, including any lock-up provisions contained therein. If any Holder does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company or the underwriter. Any Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) If the registration of which the Company gives notice is for a registered public offering and if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Shares to be included in such registration shall be reduced by the amount determined by such underwriter representative. The number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold on its own account and as required by any other registration rights agreement entered into prior to the date hereof; second, to the extent available, the Shares that the Holder has requested to be included therein as nearly as possible pro rata among the Holders based on the number of Shares the Holders have requested to be included therein, and third, to the extent available, among any other selling security holders, as nearly as possible pro rata based on the number of securities such selling security holders have requested to be included therein.

(d) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6 prior to the effectiveness of such registration whether or not any Holder has elected to include Shares in such registration.

(e) Notwithstanding anything to the contrary contained herein, the Company shall have no obligation to register any Shares pursuant to this Section 6 to the extent that (i) the sale of such securities is deemed to be a primary underwritten offering by the Company and (ii) such Shares are eligible to be sold without volume limitations pursuant to Rule 144(k) (or any similar provision then in force) under the Act.

7. Miscellaneous.

(a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of any party in respect of any enforcement of obligations hereunder shall in any manner affect such party’s right to seek or effect enforcement at any other time or in respect of any other required performance.

(b) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States certified mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (i) if to a Holder at such address as Holder or permitted assignee shall have furnished to the Company in writing, or (ii) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

(c) Neither this Agreement nor any rights or obligations hereunder may be assigned by any Holder or by the Holders’ Representative without the express prior written consent of the Company.

(d) This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of Michigan, without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of a jurisdiction other than Michigan. Each party to this Agreement (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Detroit, Michigan, (b) waives any defense, whether asserted by a motion or pleading, that Detroit, Michigan, is an improper or inconvenient venue. EACH PARTY TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THE PARTY AND ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT.

(e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

(f) This Agreement may be executed in counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

(g) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

(h) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

(i) No Holder will make any press release or other public announcement regarding this Agreement or any transaction contemplated hereby without the Company’s prior written consent.

8. Certain Definitions.

(a) “Disclosure Materials” all reports required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four months preceding the date hereof.

(b) “Trading Day” means any day on which the Common Stock traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(c) “Principal Market” means the American Stock Exchange.

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IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement on and as of the date first set forth above.

THE COMPANY:

VERI-TEK INTERNATIONAL, CORP.

By:	/s/ David J. Langevin
David J. Langevin
Chairman and Chief Executive Officer

THE HOLDERS:

/s/ Michael Azar
Michael Azar
Address for Notice: 840 W. Long Lake Suite 601 Troy, MI 48098
Facsimile Number: 248-220-2039

/s/ David J. Langevin
David J. Langevin
Address for Notice: 7402 West 100th Place Bridgeview, Ill 60455
Facsimile Number: 708-237-2060

/s/ Robert J. Skandalaris
Robert J. Skandalaris
Address for Notice: 840 W. Long Lake Troy, MI 48098
Facsimile Number: 248-220-2007

/s/ Lubomir Litchev
Lubomir Litchev
Address for Notice: 48 Portwine Rd.
Willowbrook, IL 60527
Facsimile Number:

/s/ Patrick T. Flynn
Patrick T. Flynn
Address for Notice: 401 S. Old Woodward Suite 340 Birmingham, MI 48009
Facsimile Number: 248-433-3143

/s/ Michael D. Hull
Michael D. Hull
Address for Notice: 7235 Locklin St. West Bloomfield, MI 48324
Facsimile Number: 248-844-0144

THE HOLDERS’ REPRESENTATIVE:

/s/ Michael Azar
Michael Azar

SCHEDULE A

The Holders	Amount of Total Debt Attributable to Each Holder	Amount of Debt	Amount of Interest	Shares of Common Stock to be issued by the Company (based on value of $5.08 per share)
Michael Azar	18.43%	$197,614.38	$878.29	38,901
David J. Langevin	36.86%	$395,228.77	$1,756.57	77,801
Robert J. Skandalaris	36.86%	$395,228.77	$1,756.57	77,801
Lubomir Litchev	5%	$53,612.15	$238.28	10,554
Patrick T. Flynn	1.90%	$20,372.62	$90.55	4,011
Michael D. Hull	.95%	$10,186.31	$45.27	2,006